Exhibit 10.9

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 18th day of September 2007 (“Collateral Assignment”) by True North Energy Corporation, a Nevada corporation (“TNEC”) and ICF Energy Corporation, a Texas corporation (“ICF”, and together with TNEC, the “Assignors” and each an “Assignor”), to Valens U.S. SPV I, LLC (“Assignee”), as agent for Purchasers (as defined in the Purchase Agreement (as defined below)).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of each Assignor to Assignee and the Purchasers, now existing or hereafter arising under that certain Securities Purchase Agreement dated as of September 18, 2007 (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”) among the Assignors, Purchasers and Assignee, as agent for Purchasers, and the Related Agreements (as defined in the Purchase Agreement), each Assignor hereby assigns, transfers and sets over unto Assignee, for the ratable benefit of Assignee and the other Purchasers, its successors and assigns, all of its rights, but not its obligations, under that certain (i) Purchase and Sale Agreement effective as of July 1, 2007 between Prime Natural Resources, Inc. (“Seller”) and ICF with a limited appearance by TNEC and (ii) all of the agreements and documents by which assets or rights of the Seller are transferred to either or both Assignors (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Acquisition Agreement”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignors under the Acquisition Agreement and all documents entered into in connection therewith (the “Agreements”).

Each Assignor hereby (a) specifically authorizes and directs Seller, upon notice to Seller by Assignee, to make all payments due to either or both Assignors under or arising under the Agreements directly to Assignee for the ratable benefit of Assignee and the other Purchasers and (b) irrevocably authorizes and empowers Assignee (i) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to either or both Assignors by Seller under and pursuant to the Agreements, (ii) to endorse any checks, drafts or other orders for the payment of money payable to either or both Assignors in payment thereof, and (iii) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of either or both Assignors or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

Seller is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee and Seller is hereby expressly released by Assignors from any and all liabilities arising under or resulting from Seller’s performance of its authorizations given by Assignors hereunder. Checks for all or any part of the sums payable under this Collateral Assignment shall be drawn to the sole and exclusive order of Assignee. Upon (i) payment by Seller to Assignee of any amounts due to either or both Assignors under or arising under the Agreements, (ii) the termination of the Agreements; or (iii) the expiration or the performance by Seller of its obligations under the Agreements, the obligations of Seller to either or both Assignors, and Assignee pursuant to this Collateral Assignment with respect to such amounts shall be deemed paid in full.

Without first obtaining the written consent of Assignee, each Assignor and/or Seller shall not amend or modify the Acquisition Agreement.

In the event either or both Assignors decline to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of such Assignor(s) directly against Seller. A facsimile signature shall be treated as an original signature.

If all Obligations, as such term is defined in the Master Security Agreement dated the 18th day of September 2007, between the Assignors and Assignee, as agent for itself and the other Purchasers, are paid, performed or otherwise extinguished, then and in that case only, this Collateral Assignment shall have no force and effect and all rights under the Agreements assigned hereby shall be reassigned by Assignee to the Assignors with an acknowledgement that Seller has no further obligation to Assignee hereunder or thereunder and the Assignors shall promptly thereafter provide Seller a written notification of such acknowledgement.

This Collateral Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

This Collateral Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each Assignor has duly executed this Collateral Assignment as of the day and year first above written.

TRUE NORTH ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and CEO

ICF ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and CEO

VALENS U.S. SPV I, LLC, as Agent

By:	Valens Capital Management, LLC, as investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

Seller hereby consents and
agrees to the provisions of this
Collateral Assignment as of this
18th day of September, 2007.

PRIME NATURAL RESOURCES, INC.

By: /s/ John R. Hager
Name: John R. Hager Title: CFO